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                                                                    EXHIBIT 16.1

                       [PricewaterhouseCoopers Letterhead]

February 26, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Oxford Tax Exempt Fund II Limited Partnership (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 23, 2001. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP